Exhibit 99.1

For Immediate Release

Contact: John Lynch, Vice President, Treasurer and Investor Relations, 508-482-2314

Waters Corporation (NYSE: WAT) Reports Third Quarter 2017 Financial Results

Company Delivers Strong Quarterly Revenue Growth and Profitability

•	Sales of $566 million grew 7% (6% in constant currency)

•	Balanced growth across key end markets and major product categories

•	Consistent strength in Asia and Europe

•	GAAP EPS increased 10% to $1.69 and non-GAAP EPS grew 13% to $1.77

Milford, Mass., October 24, 2017 - Waters Corporation (NYSE: WAT) reported third quarter 2017 sales of $566 million, a 7% increase versus sales of $527 million in the third quarter of 2016. Foreign currency translation increased sales growth by approximately 1% in the quarter. On a GAAP basis, diluted earnings per share (EPS) for the third quarter was up 10% to $1.69 compared to $1.53 for the third quarter of 2016. On a non-GAAP basis, including the adjustments in the attached reconciliation, EPS increased 13% to $1.77 from $1.57 in the third quarter of 2016. On a GAAP basis, net cash provided by operating activities for the third quarter increased 4% to $154 million from $149 million in the third quarter of 2016. On a non-GAAP basis, including the adjustments in the attached reconciliation, adjusted free cash flow increased 5% to $134 million from $128 million in the third quarter of 2016. A description and reconciliation of GAAP to non-GAAP results is attached and can be found on the Company’s website at http://www.waters.com under the caption “Investors.”

Through the first nine months of 2017, sales for the Company were $1,622 million, up 5% compared with sales of $1,539 million in the first nine months of 2016. Foreign currency translation reduced sales growth by less than 1% during the first nine months of 2017. On a GAAP basis, EPS for the first nine months of 2017 was up 9% to $4.63 compared to $4.26 for the first nine months of 2016. On a non-GAAP basis, including adjustments in the attached reconciliation, EPS for the first nine months of 2017 increased 13% to $4.98 as compared to $4.41 for the first nine months of 2016. On a GAAP basis, net cash provided by operating activities for the first nine months of 2017 increased 8% to $505 million from $469 million in the first nine months of 2016. On a non-GAAP basis, including the adjustments in the attached reconciliation, adjusted free cash flow increased 11% to $450 million from $404 million in the first nine months of 2016.

Commenting on the Company’s performance, Chris O’Connell, Chief Executive Officer said, “We are pleased with our third quarter results, featuring another quarter of strong overall constant currency sales and earnings per share growth. The quarter was highlighted by solid revenue growth from each of our major customer-defined end markets, balanced product growth between instrument systems and recurring revenue, operating leverage and strong free cash flow generation.”

Unless otherwise noted, sales growth percentages are presented on an as reported basis and are the same as the sales growth percentages presented on a constant currency basis as compared with the same period in the prior year, each of which are detailed in the attached reconciliation of sales growth rates to constant currency growth rates.

Results from the Company’s markets in the quarter were highlighted by 7% sales growth (5% in constant currency) from the broadly defined pharmaceutical market, 6% sales growth (5% in constant currency) from the industrial market and 15% sales growth (13% in constant currency) from governmental and academic markets. For the first nine months of 2017, sales to the pharmaceutical market grew 6%, sales to the industrial market grew 5% (7% in constant currency), and sales to the governmental and academic markets grew 4% (2% in constant currency).

The Company’s recurring revenues, the combination of service and chemistry consumables, posted 8% sales growth (7% in constant currency), while instrument system sales grew 6% (5% in constant currency) in the quarter. For the first nine months of 2017, the Company’s recurring revenues grew 6% (7% in constant currency), while instrument system sales grew by 5%.

Geographically, sales during the quarter grew 7% in Asia (8% in constant currency) and 20% in Europe (13% in constant currency), and were flat in the Americas. For the first nine months of 2017, sales grew 11% in Asia (12% in constant currency) and 8% in Europe (9% in constant currency), and declined 2% in the Americas.

As communicated in a prior press release, Waters Corporation will webcast its third quarter 2017 financial results conference call this morning, October 24, 2017 at 8:00 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investors” and click on the “Live Webcast.” A replay will be available through October 31, 2017 at midnight eastern time, similarly by webcast and also by phone at 203-369-1093.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for nearly 60 years. With approximately 7,000 employees worldwide, Waters operates directly in 31 countries, including 15 manufacturing facilities, with products available in more than 100 countries.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP). The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Waters Corporation’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Waters Corporation’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; the effect on the Company’s financial results from the United Kingdom voting to exit the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales	$565,584	$526,830	$1,621,803	$1,538,636

Costs and operating expenses:
Cost of sales	235,892	218,344	676,614	639,874
Selling and administrative expenses	135,194	123,861	395,908	382,793
Research and development expenses	33,782	30,418	97,471	92,434
Litigation provisions	—	—	10,018	—
Acquired in-process research and development	—	—	5,000	—
Purchased intangibles amortization	1,682	2,476	5,104	7,531

Operating income	159,034	151,731	431,688	416,004

Interest expense, net	(5,234)	(6,281)	(16,329)	(18,469)

Income from operations before income taxes	153,800	145,450	415,359	397,535

Provision for income taxes (a)	17,696	20,594	41,876	50,410

Net income	$136,104	$124,856	$373,483	$347,125

Net income per basic common share	$1.71	$1.55	$4.67	$4.29

Weighted-average number of basic common shares	79,712	80,677	79,908	80,923

Net income per diluted common share	$1.69	$1.53	$4.63	$4.26

Weighted-average number of diluted common shares and equivalents	80,521	81,388	80,660	81,573

(a)	In the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09 (ASU 2016-09) “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” Starting in the first quarter of 2017, the excess tax benefits or deficiencies related to stock-based compensation are reflected in the Consolidated Statements of Operations as a component of the provision for income taxes, whereas they were previously recognized in equity. ASU 2016-09 is required to be adopted on a prospective basis for the statement of operations and retroactive restatement is not permitted. For the three and nine months ended September 30, 2017, the Company recognized an excess tax benefit, which decreased income tax expense by $3 million and $14 million, respectively, and added $0.03 and $0.18, respectively, to net income per diluted share. Additionally, the Company’s Consolidated Statements of Cash Flows will present excess tax benefits as an operating activity, with the prior periods presented adjusted accordingly.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Three Months Ended September 30, 2017 and October 1, 2016

(In thousands)

	Three Months Ended		Percent	Currency	Constant Currency
	September 30, 2017	October 1, 2016	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENT

Waters	$503,904	$470,913	7%	$6,570	6%
TA	61,680	55,917	10%	702	9%

Total	$565,584	$526,830	7%	$7,272	6%

NET SALES - PRODUCTS & SERVICES

Instruments	$282,671	$265,820	6%	$4,442	5%

Service	190,034	176,896	7%	2,278	6%
Chemistry	92,879	84,114	10%	552	10%

Total Recurring	282,913	261,010	8%	2,830	7%

Total	$565,584	$526,830	7%	$7,272	6%

NET SALES - GEOGRAPHY

Asia	$209,339	$195,515	7%	$(2,113)	8%
Americas	203,013	203,124	0%	404	0%
Europe	153,232	128,191	20%	8,981	13%

Total	$565,584	$526,830	7%	$7,272	6%

NET SALES - MARKETS

Pharmaceutical	$321,963	$302,146	7%	$5,165	5%
Industrial	168,349	159,013	6%	795	5%
Government & Academic	75,272	65,671	15%	1,312	13%

Total	$565,584	$526,830	7%	$7,272	6%

(a)	The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Nine Months Ended September 30, 2017 and October 1, 2016

(In thousands)

	Nine Months Ended		Percent Change	Current Period Currency Impact	Constant Currency Growth Rate (a)
	September 30, 2017	October 1, 2016
NET SALES—OPERATING SEGMENT
Waters	$1,445,110	$1,373,837	5%	$(5,884)	6%
TA	176,693	164,799	7%	(104)	7%

Total	$1,621,803	$1,538,636	5%	$(5,988)	6%

NET SALES—PRODUCTS & SERVICES
Instruments	$801,078	$762,166	5%	$243	5%
Service	549,119	521,158	5%	(4,659)	6%
Chemistry	271,606	255,312	6%	(1,572)	7%

Total Recurring	820,725	776,470	6%	(6,231)	7%

Total	$1,621,803	$1,538,636	5%	$(5,988)	6%

NET SALES—GEOGRAPHY
Asia	$620,148	$557,336	11%	$(3,317)	12%
Americas	574,249	584,760	(2%)	169	(2%)
Europe	427,406	396,540	8%	(2,840)	9%

Total	$1,621,803	$1,538,636	5%	$(5,988)	6%

NET SALES—MARKETS
Pharmaceutical	$921,423	$871,241	6%	$(1,319)	6%
Industrial	504,183	479,220	5%	(8,559)	7%
Governmental & Academic	196,197	188,175	4%	3,890	2%

Total	$1,621,803	$1,538,636	5%	$(5,988)	6%

(a)	The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation's net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Quarters and Nine Months Ended September 30, 2017 and October 1, 2016

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Research & Development Expenses(a)	Operating Income	Operating Income Percentage	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Quarter Ended September 30, 2017
GAAP	$136,876	$33,782	$159,034	28.1%	$153,800	$17,696	$136,104	$1.69
Adjustments:
Purchased intangibles amortization (b)	(1,682)	—	1,682	0.3%	1,682	436	1,246	0.02
Restructuring costs, asset impairments, acquisition-related costs & certain other items (c)	(2,530)	—	2,530	0.4%	2,530	931	1,599	0.02
Stock award modification (d)	(3,855)	—	3,855	0.7%	3,855	1,446	2,409	0.03
Certain income tax items (e)	—	—	—	—	—	(837)	837	0.01

Adjusted Non-GAAP	$128,809	$33,782	$167,101	29.5%	$161,867	$19,672	$142,195	$1.77

Quarter Ended October 1, 2016
GAAP	$126,337	$30,418	$151,731	28.8%	$145,450	$20,594	$124,856	$1.53
Adjustments:
Purchased intangibles amortization (b)	(2,476)	—	2,476	0.5%	2,476	732	1,744	0.02
Restructuring costs, asset impairments, acquisition-related costs & certain other items (c)	(964)	—	964	0.2%	964	839	125	—
Certain income tax items (e)	—	—	—	—	—	(756)	756	0.01

Adjusted Non-GAAP	$122,897	$30,418	$155,171	29.5%	$148,890	$21,409	$127,481	$1.57

Nine Months Ended September 30, 2017
GAAP	$411,030	$102,471	$431,688	26.6%	$415,359	$41,876	$373,483	$4.63
Adjustments:
Purchased intangibles amortization (b)	(5,104)	—	5,104	0.3%	5,104	1,358	3,746	0.05
Restructuring costs, asset impairments, acquisition-related costs & certain other items (c)	(13,541)	—	13,541	0.8%	13,541	4,725	8,816	0.11
Stock award modification (d)	(3,855)	—	3,855	0.2%	3,855	1,446	2,409	0.03
Litigation provisions (f)	(10,018)	—	10,018	0.6%	10,018	3,757	6,261	0.08
Acquired in-process research and development (g)	—	(5,000)	5,000	0.3%	5,000	962	4,038	0.05
Certain income tax items (e)	—	—	—	—	—	(3,284)	3,284	0.04

Adjusted Non-GAAP	$378,512	$97,471	$469,206	28.9%	$452,877	$50,840	$402,037	$4.98

Nine Months Ended October 1, 2016
GAAP	$390,324	$92,434	$416,004	27.0%	$397,535	$50,410	$347,125	$4.26
Adjustments:
Purchased intangibles amortization (b)	(7,531)	—	7,531	0.5%	7,531	2,203	5,328	0.07
Restructuring costs, asset impairments, acquisition-related costs & certain other items (c)	(6,552)	—	6,552	0.4%	6,552	2,500	4,052	0.05
Stock award modification (d)	(7,085)	—	7,085	0.5%	7,085	2,657	4,428	0.05
Certain income tax items (e)	—	—	—	—	—	874	(874)	(0.01)

Adjusted Non-GAAP	$369,156	$92,434	$437,172	28.4%	$418,703	$58,644	$360,059	$4.41

(a)	Selling & administrative expenses include purchased intangibles amortization and litigation provisions. Research & development expenses include acquired in-process research and development.
(b)	The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.
(c)	Restructuring costs, asset impairments, acquisition-related costs and certain other items were excluded as the Company believes that the cost to consolidate operations and reduce overhead; the cost to complete acquisitions; the non-cash expense to record asset impairments and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.
(d)	The non-cash expense associated with accelerating the vesting of certain stock awards was excluded as the Company believes these expenses are not indicative of normal operating costs.
(e)	Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.
(f)	Litigation Provisions were excluded as these costs are isolated, unpredictable and not expected to recur regularly.
(g)	Acquired In-Process Research and Development was excluded as it relates to milestone payments associated with a licensing arrangement for mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	September 30, 2017	December 31, 2016
Cash, cash equivalents and investments	$3,254,957	$2,813,032
Accounts receivable	456,334	489,340
Inventories	297,854	262,682
Property, plant and equipment, net	342,832	337,118
Intangible assets, net	224,056	207,055
Goodwill	359,376	352,080
Other assets	227,576	200,752
Total assets	$5,162,985	$4,662,059

Notes payable and debt	$1,957,790	$1,827,263
Other liabilities	576,100	532,847
Total liabilities	2,533,890	2,360,110

Total equity	2,629,095	2,301,949
Total liabilities and equity	$5,162,985	$4,662,059

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Nine Months Ended September 30, 2017 and October 1, 2016

(In thousands and unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Cash flows from operating activities:
Net income	$136,104	$124,856	$373,483	$347,125
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	12,274	8,367	30,068	32,604
Depreciation and amortization	25,844	24,287	78,249	72,364
Excess tax benefit related to stock-based compensation plans (a)	—	9,397	—	12,914
Change in operating assets and liabilities, net	(20,026)	(18,312)	23,656	4,010

Net cash provided by operating activities	154,196	148,595	505,456	469,017

Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(19,899)	(22,600)	(55,257)	(72,296)
Business acquisitions, net of cash acquired	—	(5,654)	—	(5,654)
Investment in unaffiliated company	—	—	(7,000)	—
Payments for intellectual property licenses	—	—	(5,000)	—
Net change in investments	(90,237)	(146,749)	(336,731)	(364,724)
Other cash flow from investing activities, net	—	4,000	—	4,000

Net cash used in investing activities	(110,136)	(171,003)	(403,988)	(438,674)

Cash flows from financing activities:
Net change in debt	45,190	24,916	130,126	114,854
Payments of debt issuance costs	—	—	—	(1,705)
Proceeds from stock plans	14,639	35,300	72,821	58,572
Purchase of treasury shares	(79,908)	(69,532)	(245,742)	(241,924)
Other cash flow from financing activities, net	2,871	(1,994)	3,301	(9,525)

Net cash used in financing activities	(17,208)	(11,310)	(39,494)	(79,728)

Effect of exchange rate changes on cash and cash equivalents	9,700	545	36,202	(8,071)

Increase (decrease) in cash and cash equivalents	36,552	(33,173)	98,176	(57,456)

Cash and cash equivalents at beginning of period	567,255	463,382	505,631	487,665

Cash and cash equivalents at end of period	$603,807	$430,209	$603,807	$430,209

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (b)
Net cash provided by operating activities - GAAP	$154,196	$148,595	$505,456	$469,017

Adjustments:
Additions to property, plant, equipment and software capitalization	(19,899)	(22,600)	(55,257)	(72,296)
Majority facility renovations	—	1,628	—	7,499

Free Cash Flow - Adjusted Non GAAP	$134,297	$127,623	$450,199	$404,220

(a)	In the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09 (ASU 2016-09) “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” Starting in the first quarter of 2017, the excess tax benefits or deficiencies related to stock-based compensation are reflected as an operating activity, with the prior periods presented adjusted accordingly.
(b)	The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.